Exhibit 10.29

SALIENT SURGICAL TECHNOLOGIES, INC.

Amendment to

Secured Subordinated Convertible Promissory Note and Warrant Purchase Agreement

Dated: June 11, 2008

Reference is made hereby to the Secured Subordinated Convertible Promissory Note and Warrant Purchase Agreement dated as of September 1, 2006 (the “Note Purchase Agreement”) by and among Salient Surgical Technologies, Inc., a Delaware corporation (the “Company”) (formerly known as TissueLink Medical, Inc.), and the Investors. All capitalized terms used herein and not separately defined shall have the meaning ascribed to them in the Note Purchase Agreement.

WHEREAS, the Company and the Investors desire to amend the Note Purchase Agreement to provide for the automatic conversion of the Warrants to purchase Series E Convertible Preferred Stock into Warrants to purchase Common Stock under certain circumstances;

WHEREAS, any provision of the Note Purchase Agreement may be amended, waived or modified upon the written consent of the Company and the Majority Noteholders; and

NOW, THEREFORE, the undersigned Investors and the Company agree to the following:

1. Warrant Shares Definition. Pursuant to Section 14.1 of the Note Purchase Agreement, the Company and the undersigned Investors, constituting the Majority Noteholders, hereby amend Section 1 of the Note Purchase Agreement such that the definition of the term “Warrant Shares” shall be amended and restated to read in its entirety as follows:

““Warrant Shares” means shares of the Company’s Series E Convertible Preferred Stock, $.01 par value per share (“Series E Shares”); provided, however, in the event all outstanding Series E Shares are converted into shares of Common Stock, Warrant Shares shall thereafter mean that number of shares of Common Stock into which the number of shares of Series E Shares for which the applicable warrant is exercisable would have converted had such Series E Shares been issued immediately prior to the conversion.”

2. Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without application of conflicts of law principles.

3. Counterparts. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

This Amendment is executed as of the date first written above.

COMPANY: SALIENT SURGICAL TECHNOLOGIES, INC.

By:	/s/ Richard M. Altieri
Name: Richard M. Altieri Title: VP and CFO

INVESTORS: [Investor Signature Blocks]

[Signature Page to Note Purchase Agreement Amendment]